Exhibit 10.22

THIRD AMENDMENT TO AMENDED AND

RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT (“Agreement”), dated as of December 28, 2007, by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”), with reference to the following facts:

RECITALS

A. Borrower originally agreed to borrow a sum not to exceed Seventy Million Dollars ($70,000,000.00) (as the same has been and may be further amended from time to time, “Loan”) from Lender for the purpose of providing Borrower with funding for the acquisition and development of residential lots, the construction of existing and future residential home projects, and the issuance of letters of credit for the payment of costs incurred or associated with said projects. The terms and conditions of the Loan are more particularly set forth in that certain Amended and Restated Revolving Line of Credit Loan Agreement (Borrowing Base Loan) dated as of September 16, 2004, by and between Borrower and Lender (as the same has been and may be further amended from time to time, “Loan Agreement”). All capitalized terms not specifically defined herein shall have the meanings given to such terms in the Loan Agreement.

B. The Loan is evidenced by that certain Fifth Amended and Restated Construction Loan Promissory Note (Construction Revolving Line of Credit) dated as of September 1, 2006, given by Borrower to Lender (as the same has been and may be further amended from time to time, “Current Note”).

C. The Loan is secured by, among other things, the “Deed of Trust” (as defined in the Loan Agreement).

D. This Agreement, the Current Note and the other documents evidencing or relating to the Loan collectively shall be referred to as the “Loan Documents.”

E. Borrower has requested that Lender modify the Loan by, among other things, decreasing (i) the maximum amount of the Loan, (ii) the maximum “Commitment Amount” (as defined in the Loan Agreement), and (iii) the face amount of the Current Note, from Seventy Million Dollars ($70,000,000.00) to Fifty Million Dollars ($50,000,000.00) (“New Commitment Amount”).

F. Lender is willing to consent to the modifications to the Loan Documents set forth herein, subject to the conditions set forth below. The date on which all conditions in this Agreement have been satisfied shall be referred to as the “Modification Closing Date.”

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The preamble, recitals and any exhibits hereto are hereby incorporated into this Agreement.

2. Decrease in the Loan Amount.

2.1 Decrease in the Maximum Commitment Amount. From and after the Modification Closing Date, the maximum amount of the Loan and the maximum Commitment Amount are hereby decreased from the current amount of Seventy Million Dollars ($70,000,000.00) to the New Commitment Amount of Fifty Million Dollars ($50,000,000.00). All references in the Loan Documents to the maximum amount of the Loan and maximum Commitment Amount shall be revised to refer to the New Commitment Amount set forth herein.

2.2 Decrease in the Amount of the Current Note. As a result of the decrease in the amount of the Loan and the maximum Commitment Amount, the face amount of the Current Note shall be decreased from the current amount of Seventy Million Dollars ($70,000,000.00) to the New Commitment Amount of Fifty Million Dollars ($50,000,000.00) (“New Note Amount”). All references in the Loan Documents to the face amount of the Current Note shall be revised to refer to the New Note Amount set forth herein.

2.3 Amendment and Restatement of the Current Note. Borrower shall execute and deliver to Lender a Sixth Amended and Restated Promissory Note of even date herewith (the Current Note, as amended by said document, shall hereafter be referred to as the “Note”) evidencing the decrease in the amount of the Loan and the maximum Commitment Amount as described herein. All references in the Loan Documents to the Current Note shall be revised to refer to the Note, as amended and restated.

3. Maximum Allowed Advances. As used in the Loan Documents, the term “Maximum Allowed Advance” shall have the following definition from and after the date hereof:

“Maximum Allowed Advance” shall have the following meanings:

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Entitled Land: The sum of all Advances and Reserved Allocations committed but not disbursed for said Lots shall not exceed the lesser of (i) fifty percent (50%) of Total Project Costs, (ii) fifty percent (50%) of the Appraised Value for said Land, as determined by Lender from time to time based on its receipt of Appraisals, or (iii) fifty percent (50%) of the sales price (net of concessions) set forth in the Purchase Contract, subject to Lender’s approval.

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Lots Under Development: The sum of all Advances and Reserved Allocations committed but not disbursed for said Lots shall not exceed the lesser of (i) seventy percent (70%) of Total Project Costs, (ii) seventy percent (70%) of the Bulk Finished Lot Value for said Lots, or (iii) seventy percent (70%) of the sales price (net of concessions) set forth in the Purchase Contract, subject to Lender’s approval.

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Developed Lots: The sum of all Advances and Reserved Allocations committed but not disbursed for said Lots shall not exceed the lesser of (i) seventy percent (70%) of Total Project Costs, (ii) seventy percent (70%) of the Bulk Finished Lot Value for said Lots, or (iii) seventy percent (70%) of the sales price (net of concessions) set forth in the Purchase Contract, subject to Lender’s approval.

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Spec Homes: The sum of all Advances and Reserved Allocations committed but not disbursed for said Homes shall not exceed the lesser of (i) eighty-five percent (85%) of Total Project Costs, (ii) seventy-five percent (75%) of the Base Appraisal for said Homes, or (iii) seventy-five percent (75%) of the sales price (net of concessions) set forth in the Purchase Contract, subject to Lender’s approval.

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Presold Homes: The sum of all Advances and Reserved Allocations committed but not disbursed for said Homes shall not exceed the lesser of (i) ninety percent (90%) of Total Project Costs, (ii) eighty percent (80%) of the Base Appraisal for said Homes, or (iii) eighty percent (80%) of the sales price (net of concessions) set forth in the Purchase Contract, subject to Lender’s approval.

4. Modification of Financial Covenants. The financial covenants set forth in Section 6.15 of the Loan Agreement shall be replaced with the following:

“6.15. Financial Covenants. Financial covenants described in this Section 6.15, together with all other financial covenants and restrictions set forth in this Agreement shall be monitored quarterly by Lender upon receipt of the financial statements to be provided hereunder.

Covenant Party	Covenant Type	Covenant Requirement

Borrower	Total Lot Inventory (excluding lots under option agreements)

Borrower shall not own unsold lots under development and unsold developed lots in excess of an aggregate sum equal to two and one-half (2.5) times the number of lot sales and closings over the immediately preceding four (4) quarters for all residential housing projects owned by Borrower

Borrower	Maximum Total Liabilities-to-Tangible Net Worth Ratio (with the Total Liabilities to be exclusive of consolidated liabilities of variable interest entities)	Not in excess of 5.0:1.0

Borrower	Minimum Tangible Net Worth	Not less than $175,000,000.00

Borrower	Minimum Liquidity	Not less than $20,000,000.00 (At least $10,000,000 cash on hand and the remaining $10,000,000 may consist of either cash and/or availabilities under the lines of credit)

4.1 Deferred Compliance with Maximum Total Liabilities-to-Tangible Net Worth Ratio. Notwithstanding any other provision of the Loan Documents to the contrary, Borrower shall not be required to comply with the Maximum Total Liabilities-to-Tangible Net Worth Ratio until and after January 1, 2009, continuing during the remaining term of the Loan.

5. Modification of the Spec Home Limitation Requirements.

5.1 From and after the date hereof, the “Spec Home” (as defined in the Loan Agreement) limitation set forth in Section 4.5.4(h) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(h) For all Spec Homes (including any Model Homes), Borrower shall not be entitled to include in the Borrowing Base at any one time in violation of the Spec Home Concentration Limitation, which shall mean:

(i) For all Projects financed hereunder, the aggregate Loan Allocations for all Spec Homes for all Projects (whether Advances have been made and/or have been committed but have not yet advanced) shall not exceed the sum of Twelve Million Dollars ($12,000,000.00); and/or

(ii) For each and every Project financed hereunder, for more Spec Homes than the greater of (A) eight (8), (B) four (4) months’ appraised absorption for the Project, or (C) four (4) months’ actual absorption for the subject Project, as determined by Lender from time to time based upon the actual prior six-month Home sales average for said Project.”

5.2 Notwithstanding any provision in the Loan Documents to the contrary, in the event that Borrower has included within the “Borrowing Base” (as defined in the Loan Agreement) more Spec Homes for a Project than permitted under the Loan Agreement (including without limitation Section 4.5.4(h) of the Loan Agreement), Borrower shall be permitted until the date six (6) calendar months from the Modification Closing Date to be in compliance with the applicable Spec Home limitation, or Lender will remove said excess Spec Homes from the Borrowing Base, and Borrower will be required to pay any applicable remargining payment pursuant to the terms and conditions set forth in the Loan Agreement.

6. Intentionally Omitted.

7. Modification of the Meadow Leaf Qualified Project. Notwithstanding any provisions of the Loan Documents to the contrary, the fifty-seven (57) “Developed Lots” (as defined in the Loan Agreement for the Qualified Project known as “Meadow Leaf” or “Falling Leaf” shall not be permitted to remain in the Borrowing Base beyond March 31, 2008.

8. Amendment to Deed of Trust. Each Deed of Trust shall be amended to secure the obligations under the Note and the other Loan Documents, as amended herein.

9. Conditions Precedent. In no event shall Lender have any obligation to close this transaction unless and until all of the following conditions are satisfied:

9.1 No Defaults. There shall be no: (a) uncured, material default hereunder or under the Loan Documents; (b) continuing representation, covenant or warranty hereunder or under the Loan Documents that is false or misleading in any manner; and (c) event currently existing which, with the passage of time, will result in a material default or the falsity of any continuing representation, covenant or warranty hereunder or under the Loan Documents.

9.2 No Financial Change. There has been no material adverse change in Borrower's, financial condition since the closing of the Loan.

9.3 Payment Of Lender’s Costs. Borrower shall pay all of Lender's costs and expenses incurred in connection with the documentation and closing of the modifications to the Loan Documents described herein, including without limitation all attorneys' fees and other closing fees and costs.

9.4 Additional Documents. Lender shall have received all additional documents executed by Borrower, as required by Lender in connection with this Agreement, including, without limitation, the Note and all Recorded Amendments.

10. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

10.1 No Default. No default or event of default under any of the Loan Documents has occurred that remains uncured, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default under any of the Loan Documents.

10.2 Representations and Warranties. As of the date hereof, all of the warranties and representations contained in all of the Loan Documents remain true, correct, complete and accurate.

10.3 No Claims or Defenses. As of the date hereof, neither Borrower nor its managing member has any claims against Lender nor defenses to the enforcement of any of the Loan Documents in accordance with their respective terms, as amended by this Agreement.

10.4 Financial Covenants. Borrower acknowledges and agrees that, with the exception of the Maximum Total Liabilities-to-Tangible Net Worth Ratio covenants for which Lender has granted Borrower an extension until and after January 1, 2009, continuing during the remaining term of the Loan, by which to comply, the financial covenants contained in the Loan Documents are in full force and effect and shall be monitored by Lender based on the financial reports to be provided under the Loan Agreement.

10.5 Satisfaction of Conditions. All of the conditions precedent set forth above have been fully satisfied.

11. Further Assurances. Borrower agrees to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements, as Lender deems necessary or desirable from time to time to create, preserve, continue, perfect, validate or carry out any of Lender's rights under this Agreement and the other Loan Documents.

12. Integration. All rights, remedies, powers and interest provided for Lender herein are in addition to the rights, remedies, powers and interests provided for Lender in the Loan Documents, the terms and provisions of which are incorporated herein by this reference and made a part hereof. If and to the extent any term or provision hereof is inconsistent with any term or provision of the Loan Documents, the term or provision of this Agreement shall prevail.

13. Entire Agreement; Amendments. This Agreement and the other Loan Documents contain the entire agreement between Borrower and Lender with respect to the Loan Documents, and all prior negotiations, commitments, understandings and agreements are superseded by this Agreement and the Loan Documents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement, any Loan Document, or any other agreement executed in connection with any of the foregoing shall be effective unless in writing and signed by Lender and Borrower, and then only in the specific instance and for the specific purpose given.

14. Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to its conflict of laws principles.

15. Section Headings. The section headings of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any provision of this Agreement.

16. Attorneys’ Fees. If any action or other proceeding is brought to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to recover attorneys' fees and expenses.

17. Binding Effect. This Agreement and the other Loan Documents shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns, or heirs and personal representatives, as applicable, subject to any provision of the Loan Documents restricting transfers of the Property.

18. Severability of Provisions. No provision of this Agreement or any other Loan Document that is held to be inoperative, unenforceable and invalid shall affect the remaining provisions, and this and all provisions of this Agreement and the Loan Documents are hereby declared to be severable.

19. Miscellaneous. No reference to this Agreement is necessary in any instrument or document at any time referring to the Loan Documents. A reference to the Loan Documents shall be deemed a reference to such document as modified hereby.

20. No Commitment. The furnishing of this Agreement and other modification documents shall in no way be construed as a commitment by Lender to modify, amend, extend or otherwise alter the Loan Documents. Lender shall be under no obligation to close the transaction evidenced by this Agreement unless this Agreement and all related documents are returned to Lender fully executed by Borrower, and unless this Agreement is actually executed by Lender and delivered to Borrower.

21. No Other Amendments. Except as expressly amended herein, the Loan Agreement, and all of the other Loan Documents remain unmodified and in full force and effect.

22. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by Borrower and Lender as of the date first above written.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Douglas F. Bauer
Name: Douglas F. Bauer Title: President

By:	/s/ Michael D. Grubbs
Name: Michael D. Grubbs Title: Senior Vice President

LENDER:

CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ Erin Johnsen
Name: Erin Johnsen Its: Vice President